UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2018

Corbus Pharmaceuticals Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37348	46-4348039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 River Ridge Drive, Norwood, MA 02062

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 963-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01.	Entry into a Material Definitive Agreement.

On January 26, 2018, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) entered into the Cystic Fibrosis Program Related Investment Agreement with the Cystic Fibrosis Foundation (“CFF”), a non-profit drug discovery and development corporation, (the “Agreement”) pursuant to which the Company received an award for up to $25 million in funding (the “Award”) to support a Phase 2b Clinical Trial (the “Phase 2b Clinical Trial”) of the Company’s leading product candidate, lenabasum (formerly known as anabasum), in patients with cystic fibrosis.

Upon the execution of the Agreement, the Company is entitled to receive $2,500,000. The remainder of the Award will be paid to the Company incrementally upon the achievement of certain milestones related to the progress of the Phase 2b Clinical Trial, as set forth in the Agreement.

Pursuant to the terms of the Agreement, the Company is obligated to make certain royalty payments to CFF, including a royalty payment of one and one-half times the amount of the Award, payable in cash within sixty days upon the first receipt of approval of lenabasum in the United States and a second royalty payment of one and one-half times the amount of the Award upon approval in another major market, as set forth in the Agreement (the “Approval Royalty”). At the Company’s election, the Company may satisfy the first of the two Approval Royalties in registered shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (if registered shares of Common Stock are not available, the Company shall issue unregistered shares of Common Stock, and ensure such shares of Common Stock are registered within sixty days of issuance) (the “Share Election”). The number of shares of Common Stock issuable pursuant to the Share Election will be calculated based on the closing price of the Common Stock five trading days prior to a relevant approval, on the date of a relevant approval and the four days following a relevant approval.

Additionally, the Company is obligated to make (i) royalty payments to CFF of two and one-half percent of net sales from lenabasum due within sixty days after any quarter in which such net sales occur in the Field (The Field is defined in the Agreement as the use of lenabasum for the treatment or prevention of CF, asbestosis, bronchiectasis, byssinosis, chronic bronchitis/COPD hypersensitivity pneumonitis, pneumoconiosis, primary ciliary dyskinesia, sarcoidosis and silicosis), (ii) royalty payments to CFF of one percent of net sales of Non-Field Products due within sixty days after any quarter in which such net sales occur. (Non-Field Products is defined in the Agreement as any pharmaceutical composition or preparation containing lenabasum or any derivative thereof that is approved or being developed for the treatment or prevention of any disease in humans other than those in the Field), and (iii) royalty payments to CFF of ten percent of any amount the Company and its stockholders receive in connection with the license, sale, or other transfer to a third party of lenabasum, if indicated for the treatment or prevention of CF, or a change of control transaction, except that such payment shall not exceed five times the amount of the Award, with such payments to be credited against any other net sales royalty payments due.

Either CFF or the Company may terminate the Agreement for cause, which includes the Company’s material failure to achieve certain commercialization and development milestones. The Company’s payment obligations survive the termination of the Agreement. The Company has agreed to indemnify CFF and its affiliates from and against any and all claims, suits and demands of third parties and losses, liabilities, damages for personal injury, property damage or otherwise, costs, penalties, fines and expenses (including reasonable fees of attorneys) arising out of or resulting from the conduct of the Phase 2b Clinical Trial development plan by the Company and any breach of, or inaccuracy in, any of representations or warranties made by the Company in the Agreement, or any breach or violation of any covenant or agreement of the Company in or pursuant to the Agreement and any claim of infringement or misappropriation of intellectual property with respect to the Phase 2b Clinical Trial development plan or lenabasum or any derivative thereof.

Pursuant to the terms of the Agreement, the Company issued a warrant to CFF to purchase an aggregate of 1,000,000 shares of the Company’s Common Stock (the “CFF Warrant”). The CFF Warrant is exercisable at a price equal to $13.20 per share and is immediately exercisable for 500,000 shares of Common Stock. Upon completion of the final milestone set forth in the Agreement and receipt of the final payment from CFF to the Company pursuant to the Agreement, the CFF Warrant will be exercisable for the remaining 500,000 shares of Common Stock. The CFF Warrant expires on January 26, 2025. Any shares of Common Stock acquired upon exercise of the CFF Warrant will be unregistered are subject to a one-year lock-up.

The foregoing descriptions of the Agreement and the CFF Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement and the CFF Warrant. Copies of the Agreement and the CFF Warrant will be filed with the Securities and Exchange Commission (the “SEC”) as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “Form 10-K”). Certain terms of the Agreement and the CFF Warrant have been omitted from this Current Report on Form 8-K and will be omitted from the versions of the Agreement and CFF Warrant to be filed as exhibits to the Form 10-K, pursuant to a Confidential Treatment Request that the Company plans to submit to the SEC at the time of filing of the Form 10-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As of January 26, 2018, the Agreement constitutes a direct financial obligation of the Company, the material terms of which are described above under Item 1.01 and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Item 1.01 as to the CFF Warrant and the Share Election. The CFF Warrant was, and any shares of Common Stock issued upon exercise of the CFF Warrant or pursuant to the Share Election will be issued in a private placement and without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act.

Item 8.01.	Other Information.

On January 29, 2018, the Company issued a press release announcing that it has reached agreement with the U.S. Food and Drug Administration (the “FDA”) regarding the design of the Phase 2b Clinical Trial. The FDA agreed that the event rate of pulmonary exacerbation is an acceptable primary efficacy endpoint for the clinical development program to support registration of lenabasum for the treatment of CF. Event rate of pulmonary exacerbation is the average number of pulmonary exacerbations per subject per time period. The FDA also agreed to the inclusion of adolescents 12-17 years of age alongside adults in this upcoming study.

The Phase 2b Clinical Trial will be a multicenter, double-blinded, randomized, placebo-controlled study and is expected to enroll approximately 415 subjects with CF who are at least 12 years of age and at an increased risk for pulmonary exacerbations. Secondary efficacy outcomes will include other measures of pulmonary exacerbations, change in Cystic Fibrosis Questionnaire-Revised Respiratory domain score and change in forced expiratory volume in 1 second (FEV1), % predicted. The Company expects to conduct the study in approximately 100 sites across North America, Europe, Israel and Australia. Subjects will be centrally randomized to one of three cohorts to receive lenabasum 20 mg twice per day, lenabasum 5 mg twice per day, or placebo twice per day for 28 weeks, with 4 weeks follow-up off active treatment.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORBUS PHARMACEUTICALS HOLDINGS, INC.

Dated: January 30, 2018	By:	/s/ Yuval Cohen
Yuval Cohen
Chief Executive Officer